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                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger is executed as of August 27, 1997, by and between Vari-Lite International, Inc., a Texas corporation ("Vari-Lite Texas"), and Vari-Lite International, Inc., a Delaware corporation ("Vari-Lite Delaware").

                                   WITNESSETH:

     WHEREAS, the authorized capital stock of Vari-Lite Delaware consists of 40,000,000 shares of Common Stock, $0.10 par value ("Vari-Lite Delaware Common Stock"), of which 100 shares are issued and outstanding and owned by H.R. Brutsche III, and 10,000,000 shares of Preferred Stock, $0.10 par value, none of which are issued and outstanding; and

     WHEREAS, the authorized capital stock of Vari-Lite Texas consists of (a) 2,000,000 shares of Class A Common Stock, $0.10 par value ("Vari-Lite Texas Class A Common Stock"), of which 200,000 are issued and outstanding and (b) 8,000,000 shares of Class B Common Stock, $0.10 par value ("Vari-Lite Texas Class B Common Stock" and together with Vari-Lite Texas Class A Common Stock, "Vari-Lite Texas Common Stock"), of which (i) 1,405,406 shares are issued and outstanding, (ii) 212,558 shares are reserved for issuance in connection with awards that may be granted under the Vari-Lite International, Inc. 1997 Omnibus Plan ("Omnibus Plan"), and (iii) 64,361 shares are reserved for issuance upon the exercise of outstanding warrants to purchase Vari-Lite Texas Class B Common Stock (collectively "Warrants"); and

     WHEREAS, the respective boards of directors of Vari-Lite Texas and Vari-Lite Delaware deem it to be desirable and in the best interests of the respective corporations and their respective shareholders that the two corporations merge into a single corporation (the "Merger"), and, pursuant to resolutions duly adopted, such boards of directors have approved and adopted this Agreement and have directed that this Agreement be submitted to the respective shareholders of Vari-Lite Texas and Vari-Lite Delaware for approval and adoption; and

     WHEREAS, the sole stockholder of Vari-Lite Delaware has approved and adopted this Agreement and the Merger in accordance with the requirements of the Delaware General Corporation Law;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1. MERGER. In accordance with the provisions of the Texas Business Corporation Act and the Delaware General Corporation Law at the Effective Time (defined below) of the Merger, Vari-Lite Texas shall be merged into Vari-Lite Delaware, which shall be the surviving corporation (in its capacity as such surviving corporation Vari-Lite Delaware is hereinafter sometimes referred to as the "Surviving Corporation," and Vari-Lite Texas and Vari-Lite Delaware are hereinafter sometimes referred to collectively as the "Constituent Corporations"), and as such Vari-Lite Delaware shall continue to be governed by the laws of the State of Delaware.

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     1.2.  EFFECTIVE TIME.    The Merger shall become effective on such date
as a Certificate of Merger, executed, adopted and approved in accordance with the Delaware General Corporation Law, shall have been filed with the Secretary of State of Delaware. The time when the Merger shall become effective is herein called the "Effective Time." The action described above shall be conclusive evidence, for all purposes of this Agreement, of compliance with all conditions precedent.

     1.3.  CONTINUATION OF CORPORATE EXISTENCE.   Except as may otherwise be
set forth herein, at the Effective Time, the corporate existence and identity of Vari-Lite Delaware, with all its purposes, powers, franchises, privileges, rights and immunities shall continue under the laws of the State of Delaware, unaffected and unimpaired by the Merger, and the corporate existence and identity of Vari-Lite Texas, with all its purposes, powers, franchises, privileges, rights and immunities, shall be merged with and into Vari-Lite Delaware and the Surviving Corporation shall be vested fully therewith, and the separate corporate existence and identity of Vari-Lite Texas shall thereafter cease, except to the extent continued by applicable law. At the Effective Time, the Surviving Corporation shall have the following rights and obligations:

          (a) The Surviving Corporation shall have all the rights, privileges, immunities and powers, including without limitation the rights and obligations of Vari-Lite Texas under the Omnibus Plan and the Warrants, and shall be subject to all of the duties and liabilities, of a corporation organized under the laws of the State of Delaware.

          (b) The Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy, all of the rights, privileges, immunities, powers, purposes and franchises, of both a public and private nature, of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, and all other choses in action, and every other interest of or belonging to either of the Constituent Corporations shall be deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and shall thereafter be the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of said Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

          (c) The Surviving Corporation shall thenceforth be responsible and liable for all debts, liabilities, obligations and duties of either of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either Constituent Corporation may be prosecuted as if the Merger had not occurred, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger.

     1.4.  ADDITIONAL ACTIONS.     If at any time the Surviving Corporation
shall deem or be advised that any further transfers, assignments, conveyances, assurances in law or other acts or things are necessary or desirable to vest or confirm in the Surviving Corporation title to any property or assets of either of the Constituent Corporations, each Constituent Corporation and its proper officers and directors shall execute and deliver any and all such proper transfers, assignments, conveyances and assurances in law and shall do all other acts and things as are necessary or proper to vest or confirm title to such property and assets in the Surviving Corporation and to otherwise carry out the purposes and intent of this Agreement.

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                                   ARTICLE II

                              CORPORATE GOVERNANCE

     2.1. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Vari-Lite Delaware in effect at the Effective Time shall constitute the Certificate of Incorporation of the Surviving Corporation until amended, altered or repealed in the manner provided by law.

     2.2. BY-LAWS. The By-Laws of Vari-Lite Delaware in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until amended, altered or repealed.

     2.3. DIRECTORS. The directors of Vari-Lite Delaware at the Effective Time shall be the directors of the Surviving Corporation and shall hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation until the end of their respective stated terms of office or until their respective successors are elected and qualified.

     2.4.  OFFICERS.   The officers of Vari-Lite Delaware at the Effective
Time shall be the officers of the Surviving Corporation and shall hold office subject to the By-Laws of the Surviving Corporation.

                                   ARTICLE III

                          TREATMENT OF CAPITAL STOCK

     3.1. CONVERSION OF CAPITAL STOCK. At the Effective Time, the manner of converting the issued capital stock of the Constituent Corporations shall be as follows:

          (a) Except as provided in Section 3.2, each share of Vari-Lite Texas Common Stock which is outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without action on the part of the holder thereof, be converted into 3.76368 shares of Vari-Lite Delaware Common Stock.

          (b) Each share of Vari-Lite Texas Common Stock held by Vari-Lite Texas in its treasury immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any further action, be converted into 3.76368 shares of Vari-Lite Delaware Common Stock and remain held in the treasury of Vari-Lite Delaware.

          (c) Each share of Vari-Lite Delaware Common Stock outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and returned to the status of authorized but unissued stock of the Surviving Corporation.

          (d) No fractional shares of Vari-Lite Delaware Common Stock and no certificates or scrip certificates therefor shall be issued, and any fractions of shares of Vari-Lite Delaware Common Stock that a shareholder would otherwise be entitled to receive shall be rounded upward or downward to the nearest whole share without compensation or adjustment of any kind.

          (e) All of the shares of Vari-Lite Delaware Common Stock, when delivered pursuant to the provisions of this Agreement, shall be validly issued, fully paid and nonassessable.

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          (f)  If any stock certificate evidencing shares of Vari-Lite Delaware
     Common Stock is requested to be issued in a name other than that in which the surrendered certificate evidencing shares of Vari-Lite Texas Common Stock is registered, it shall be a condition of such issuance that the surrendered stock certificate shall be properly endorsed in blank or otherwise in proper form for transfer and that the person requesting such exchange pay to the Surviving Corporation any applicable transfer or other taxes or establish to the satisfaction of the Surviving Corporation that any such tax has been paid or is not payable.

     3.2 DISSENTING SHARES. To the extent that appraisal rights are available under the Texas Business Corporation Act, shares of Vari-Lite Texas Common Stock that are issued and outstanding immediately prior to the Effective Time and that have not been voted for approval and adoption of this Agreement and the Merger and with respect to which appraisal rights have been properly demanded in accordance with the applicable provisions of the Texas Business Corporation Act ("Dissenting Shares") shall not be converted into shares of Vari-Lite Delaware Common Stock in the manner provided for in
Section 3.1 at or after the Effective Time unless and until the holder of such shares withdraws his demand for such appraisal (in accordance with the applicable provisions of the Texas Business Corporation Act) or becomes ineligible for such appraisal. If a holder of Dissenting Shares withdraws his demand for such appraisal (in accordance with the applicable provisions of the Texas Business Corporation Act) or becomes ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into shares of Vari-Lite Delaware Common Stock in the manner provided for in Section 3.1. After the Effective Time, the Surviving Corporation will comply with its statutory obligations to holders of Dissenting Shares.

                                   ARTICLE IV

                           TERMINATION; MISCELLANEOUS

     4.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether or not approved by the shareholders of the Constituent Corporations, by mutual agreement of the Boards of Directors of the Constituent Corporations.

     4.2.  AMENDMENT; MODIFICATION.     Subject to applicable law, this
Agreement may be amended, modified or supplemented only by written agreement of Vari-Lite Texas and Vari-Lite Delaware at any time prior to the Effective Time, without shareholder approval.

     4.3. COUNTERPARTS. This Agreement may be executed by the parties hereto in counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

             [THE NEXT FOLLOWING PAGE IS THE SIGNATURE PAGE HEREOF]

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     IN WITNESS WHEREOF, the Constituent Corporations have executed this
Agreement as of the date first above written.

                                   VARI-LITE INTERNATIONAL, INC.
                                   (a Texas corporation)


                                   By:/s/ H.R. Brutsche III
                                      -----------------------------------------
                                      H.R. Brutsche III, Chairman of the Board,
                                      Chief Executive Officer and President


                                   VARI-LITE INTERNATIONAL, INC.
                                   (a Delaware corporation)


                                   By:/s/ H.R. Brutsche III
                                      -----------------------------------------
                                      H.R. Brutsche III, Chairman of the Board,
                                      Chief Executive Officer, and President